Exhibit 10.58

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is made and entered into as of this of April 19, 2024. (''Effective Date") by and among 601 W SOUTH WACKER LLC, a Delaware limited liability, and 601 SUNSET WACKER LLC, a Delaware limited liability company, as tenants-in-common (“Landlord"), and CRA INTERNATIONAL, INC., a Massachusetts corporation ("Tenant'').
RECITALS
WHEREAS, Landlord (as successor-in-interest to John Hancock Life Insurance Company (U.S.A.), a Michigan corporation, successor-in-interest, Teachers Insurance and Annuity Association of America) and Tenant entered into that certain Lease dated February 14, 2008 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of May 8, 2017 ("First Amendment"), as amended by that certain Second Amendment to Lease dated as of October 9, 2017 ("Second Amendment"), as amended by that certain Third Amendment to lease dated as of August 11, 2021 ("Third Amendment"; the Original Lease as amended by the First Amendment, Second Amendment and Third Amendment is hereinafter referred to as the "Current Lease") under which Tenant currently occupies 52,674 rentable square feet in the aggregate, comprised of (i) 15,446 rentable square feet on the thirty-third (33rd) floor (pursuant to the mandatory expansion provided in Section 30 of the Original Lease), (ii) 11,032 rentable square feet on the thirty-third floor (pursuant to the Third Amendment), and (iii) 26,196 rentable square feet on the thirty-fourth (34th) floor (collectively, the "Premises") in the building located at I S. Wacker Drive, Chicago, Illinois (the "Building");

WHEREAS, Tenant has requested Landlord consent to Tenant allowing a Security Detail (as defined below) at the Premises and Landlord has agreed to the same subject to Tenant's agreement to the covenants, conditions and agreements contained herein; and

WHEREAS, Landlord and Tenant wish to modify the Lease to: (i) provide for Landlord's consent to the presence of a Security Detail in the Premises; and (ii) otherwise modify the Lease pursuant to the terms and conditions set forth in this Amendment.
NOW THEREFORE, in consideration of the above recitals, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Recitals; Definitions. The Recitals are incorporated as if fully set forth herein and are true and correct in all material respects. All capitalized terms used herein, which are not defined in this Amendment, shall have the meanings ascribed to such terms in the Lease.
2.    Additional Security Services. Tenant may permit an armed security detail consisting of up lo two (2) on-duty, plain clothed and armed Chicago Police Officers (the Security Detail") to secure the protection of Tenant's affiliated consultant, Lori Lightfoot, subject to the following conditions:

(a)    The Security Detail may be present with Lori Lightfoot (i) anywhere within the Premises, (ii) in areas outside the Premises on floors in which the Premises are located (including hallways) from which the Premises can be directly accessed, and (iii) on floors in which the Premises are located in elevators or elevator bays serving the Premises. Notwithstanding the foregoing, the Security Detail may perform its duties on the exterior of the Building without being in the presence of Lori Lightfoot. Tenant shall ensure that the Security Detail is complying with all applicable laws and regulations while performing its security duties.
(b) The Security Detail may consist of up to two (2) on-duty, plain clothed and armed police officers employed by the Chicago Police Department. The Security Detail must remain within the Premises or outside of the Building while on duty, provided that for the avoidance of doubt, such Security Detail will be permitted to use common areas (including lobby, hallways and elevator bays) to access the Premises for the purpose of reporting to work provided that, at all times such members of the Security Detail are in the Common Areas of the Building their firearms must be holstered and secured, unless such Security Detail is acting in its capacity at that time to protect and secure Lori Lightfoot in connection with their ongoing duties.

(c) Services provided by the Security Detail shall at no time interfere with the entrance reception service provided by Landlord in the Building. Services provided by the Security Detail shall be performed in a manner consistent with similar services provided in first-class downtown Chicago office buildings occupied by financial services, governmental or other tenants with specialized security concerns, and if Landlord determines, in its reasonable judgment, that the Security Detail is not performing in such a manner and so notifies Tenant, Tenant shall cooperate with Landlord to correct any deficiencies. The Security Detail shall not monitor or otherwise interfere with traffic to and from the portions of the Building that are outside of the Premises, unless such Security Detail is acting in its capacity at that time to protect and secure Lori Lightfoot in connection with their ongoing duties.
3.     Security Detail Indemnity. Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its affiliated companies and their respective owners, shareholders, officers, directors, managers, members, employees, agents, successors, permitted assigns, and representatives harmless from and against any and all losses, liabilities, damages, injuries, costs, and claims of any kind (including reasonable attorneys· fees and court costs but excluding consequential damages) as a result of: or arising out of, or relating to: (a) any claims for any injury, death or damages to persons or property sustained or claimed to have been sustained by anyone whomsoever in connection with the acts, omissions, errors or gross negligence of the Security Detail while on the Premises per the terms of this Agreement; and/or (b) any breach by Tenant of its representations or covenants under this Agreement. A II of the foregoing incidents or claims include, but are not limited to employees, patrons, tenants, or clients who are injured as a result of the acts or omissions of the Security Detail while on the Premises . The rights and obligations in this Section 3 shall survive the expiration or earlier termination of the Lease. This provision is intended to be in addition to, and shall not be construed to abrogate, modify or reduce, Tenant's any of Tenant's indemnity obligations contained in the Lease.

4.     Successors and Assigns. The terms, covenants and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5.     Entire Agreement. This Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant's leasing of the Premises. Except for the Lease and this Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.
6.     Full Force and Effect. Except as herein modified or amended. the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
7.     Non-Binding Until Fully Executed. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord or Tenant shall arise under this Amendment unless and until this Amendment is fully signed and delivered by all parties hereto.
8.     Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. A facsimile·e or other electronic transmission of a signature shall have the same force and effect as an original signature.
9.     Authority. Each pa11y has the full right. power and authority to enter into this Amendment, and has obtained all necessary consents and resolutions required under the documents governing such pa11y's affairs in order to consummate this transaction. The persons executing this Amendment have been duly authorized to do so and this Amendment and the Lease are binding obligations of each pa11y. enforceable in accordance with their terms.

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IN WITNESS WHEREOF, the pa1ties have caused this First Amendment to Office Lease be executed on the date first above written.

LANDLORD:

601W SOUTH WACKER LLC, a Delaware
limited liability company,

By: /s/ Mark Karasick

Name: Mark Karasick

Its: Managing Director

601 SUNSET WACKER LLC, a Delaware
limited liability company

By: /s/ Mark Karasick

Name: Mark Karasick

Its: Managing Director

TENANT:

CRA INTERNATIONAL, INC., a
Massachusetts corporation

By: /s/ Chad Holmes

Name: Chad Holmes

Its: Chief Corporate Development Officer